CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-239696 on Form S-6 of our report dated September 9, 2020, relating to the financial statement of FT 8860, comprising Dow(R) Target 10 Sept. '20 - Term 10/8/21 (The Dow(R) Target 10 Portfolio, September 2020 Series), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

September 9, 2020